Exhibit 21.1

                                                 Jurisdiction of
NBTY, Inc. Subsidiary                     Incorporation or Organization
---------------------                     -----------------------------

American Health, Inc.                                Nevada
Arco Pharmaceuticals, Inc.                           Delaware
Arthritis Research Corp.                             Delaware
BioSmart Direct Sales LLC                            Colorado
Dynamic Essentials (DE), Inc.                        Delaware
Good 'N Natural Manufacturing Corp.                  Delaware
Good 'N Natural Nutrition Corp.                      Delaware
Healthwatchers (DE), Inc.                            Delaware
Holland & Barrett Holdings Limited                   England
Holland & Barrett Ltd.                               New York
Holland & Barrett Retail, Ltd.                       England
Life's Finest, Inc.                                  Delaware
Natural Wealth Nutrition Corp.                       Delaware
Nature's Bounty Manufacturing Corp.                  Delaware
Nature's Bounty, Inc.                                New York
Nature's Way Limited                                 Ireland
NatureSmart, LLC                                     Colorado
NBTY Manufacturing, LLC d/b/a D&F
 Industries, Omni-Pak Industries and
 Raven Industries                                    Delaware
Nutrition Headquarters (DE), Inc.                    Delaware
Nutrition Headquarters (Mineola), Inc.               New York
Omni Vitamin & Nutrition Corp.                       Delaware
Physiologics, LLC                                    Colorado
Puritan's Pride, Inc.                                Delaware
United Vitamin Manufacturing Corp.                   New York
Vitamin City (NY), Inc.                              New York
Vitamin World (Boca), LLC                            Delaware
Vitamin World Limited                                England
Vitamin World of Guam, LLC                           Delaware
Vitamin World Online, Inc.                           New York
Vitamin World Outlet Stores, Inc.                    Nevada
Vitamin World, Inc.                                  Delaware